UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Vantage Drilling Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vantage Drilling Company

SUPPLEMENT DATED MARCH 4, 2013

TO PROXY STATEMENT

FOR THE EXTRAORDINARY GENERAL MEETING

IN LIEU OF ANNUAL GENERAL MEETING

OF THE COMPANY

MARCH 18, 2013

(Amendment No. 1)

Explanatory Note

This supplement to the Proxy Statement dated February 15, 2013 (the “Original Proxy Statement”) of Vantage Drilling Company (the “Company”) modifies Proposal 2 (to approve an ordinary resolution to amend the 2007 Long-Term Incentive Compensation Plan) in the Original Proxy Statement to adjust the proposed increase in the maximum number of shares issuable under the Company’s 2007 Long-Term Incentive Compensation Plan (the “2007 LTIP”). The Original Proxy Statement stated that our Board of Directors had approved an increase from 25,000,000 ordinary shares to 50,000,000 ordinary shares. Since the date of the Original Proxy Statement, our Board of Directors has modified this proposed amendment to reduce the increase in the number of ordinary shares issuable under the 2007 LTIP. The revised amendment increases the number of ordinary shares issuable under the 2007 LTIP from 25,000,000 ordinary shares to 45,000,000 ordinary shares. The revised proposed resolution appears below. All other information contained in the Original Proxy Statement regarding the amendments to the 2007 LTIP remain accurate.

Proxies received since the mailing date of the Original Proxy Statement will continue to be voted as instructed unless otherwise revoked or changed by a subsequent proxy.

Proposed Ordinary Resolution

Our Board of Directors has approved, and proposes and recommends to shareholders that they adopt, the following ordinary resolution to amend the 2007 LTIP:

“NOW, THEREFORE, the Restated Plan is hereby amended as follows:

1. By deleting the first sentence of Section 1.3 in its entirety and replacing it with the following:

Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 45,000,000 shares of the Company’s Ordinary Shares; provided, however, that in no event will the number of shares available for issuance under the Plan exceed the number of the Company’s outstanding Ordinary Shares available for issuance at any time and 15,000,000 of the total number of Ordinary Shares available under the Plan shall be available for Awards of Incentive Stock Options.

2. By amending Section 4.1 to add a subsection (h) to such section as follows:

(h) Awards to Eligible Employees. Awards made to Eligible Employees shall vest over a period of three years or longer.

3. By amending Section 8.2 to add a subsection (d) to such section as follows:

(d) Minimum Vesting Period. The minimum vesting period for an Award of Performance Units shall be one year.

Other than as amended herein, the remaining provisions of the Restated Plan shall remain in full force and effect.”

Required Vote

This revised proposal requires approval by the affirmative vote of an ordinary resolution being an affirmative vote of a simple majority of the shareholders who, as being entitled to do so, vote in person or by proxy on this proposal at the Meeting.

If this revised Proposal 2 is approved at the Meeting, it will become immediately effective.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THIS REVISED PROPOSAL 2.

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